Exhibit 99.1

SILVER STATE BANCORP TO PRESENT AT SANDLER O’NEILL WEST COAST

FINANCIAL SERVICES CONFERENCE

HENDERSON, NV—March 6, 2008—Silver State Bancorp (NASDAQ: SSBX) announced today that it will participate in the West Coast Financial Services Conference sponsored by Sandler O’Neill + Partners, L.P. in San Francisco, California on Tuesday, March 11, 2008. Corey L. Johnson, Silver State’s President & Chief Executive Officer, will be presenting at the conference at 9:25 am Pacific Time.

A simultaneous webcast of Mr. Johnson’s presentation, including the slide presentation and any follow-up questions and answers, will be available on the Company’s website, www.silverstatebancorp.com. The presentation webcast will be archived on the Company’s website and will be available for 60 days after the event beginning Wednesday, March 12, 2008.

The conference will also be available via audio conference. Participants may access the call by dialing 800.291.9234 using the pass code Session I.

About Silver State Bancorp

Silver State Bancorp, through its wholly-owned subsidiaries, Silver State Bank and Choice Bank, currently operates 13 full service branches in southern Nevada and three full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:

Silver State Bancorp

Corey L. Johnson, 702-433-8300 (Investors)

Michael J. Threet, 702-433-8300 (Investors)

or

Stern And Company

Steve Stern, 702-240-9533 (Media)

steve@sdsternpr.com